UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 8, 2007

MCF CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01 Entry into a Material Definitive Agreement

In February 2005, the Company acquired Catalyst Financial Planning & Investment Management, Inc., or Catalyst, from its sole shareholder, Madelyn Mallory, Trustee, The Madelyn Mallory Revocable Trust, for $330,000 paid at closing and 79,314 shares of common stock, adjusted for the reverse stock split, to be paid over three years. In February 2006, the Company paid an additional $59,000 as contingent consideration that resulted from growth in the Catalyst revenue.

On January 2, 2007, the Company sold Catalyst to the Mallory Acquisition Corp. for $282,000 and 79,314 shares of MCF Corporation common stock. The revenue and expenses of Catalyst and MCF Wealth Management, LLC will be treated as discontinued operations.

Item	9.01 Exhibits

99.1	Press Release announcing the sale of Catalyst Financial Planning & Investment Management

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCF CORPORATION

Date: January 8, 2007	By:	/s/ D. Jonathan Merriman
D. Jonathan Merriman
Chairman and Chief Executive Officer